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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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/ /	Soliciting Material Pursuant to §240.14a-12
Boise Cascade Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Annual Meeting of Shareholders
Boise, Idaho April 19, 2001

Notice and Proxy Statement

NOTICE OF ANNUAL MEETING
Thursday, April 19, 2001
12 noon, Mountain Daylight Time

Powerhouse Event Center
621 South 17th Street
Boise, Idaho

March 6, 2001

Dear Shareholder:

    You are cordially invited to attend the 2001 Boise Cascade Corporation annual meeting of shareholders to:

  •
  elect five directors to serve three-year terms;

  •
  approve appointment of Arthur Andersen LLP as independent auditors for 2001;

  •
  approve an amendment to the 1984 Key Executive Stock Option Plan to increase the number of shares of common stock available for issuance;

  •
  approve the Key Executive Performance Unit Plan;

  •
  consider and act upon two shareholder proposals; and

  •
  conduct other business properly brought before the meeting.

    Shareholders who owned stock at the close of business on February 26, 2001, can vote at the meeting.

    Your vote is important. Whether you plan to attend or not, please sign, date, and return the enclosed proxy card in the envelope provided. If you attend the meeting and prefer to vote at that time, you may do so.

    Thank you for your ongoing support of and continued interest in Boise Cascade.

                      Sincerely yours,

                      George J. Harad
                      Chairman and
                      Chief Executive Officer

 Table of Contents

Notice of Annual Meeting
Boise Cascade Corporation
Annual Meeting Information
Proxy Statement
Voting
Boise Cascade Employees Who Are Shareholders
Confidential Voting Policy
Votes Necessary for Action to be Taken
Proxy Solicitation
Items You May Vote On
1. Election of Directors
2. Appointment of Independent Public Accountants
3. Amendment of 1984 Key Executive Stock Option Plan
History and Operation of the KESOP
Federal Income Tax Consequences
Proposed Plan Amendment
Additional Information
4. Approve Key Executive Performance Unit Plan
Description of the Key Executive Performance Unit Plan
Federal Income Tax Consequences
5. Shareholder Proposal Regarding Classified Board
Proposal
Statement by Shareholder in Support of the Proposal
Statement by Directors in Opposition to the Proposal
6. Shareholder Proposal Regarding Separation of Position of Chairman of the Board and Chief Executive Officer
Proposal
Statement by Shareholder in Support of the Proposal
Statement by Directors in Opposition to the Proposal
7. Other Matters to be Presented at the Meeting
Board of Directors
Structure
Directors Nominated This Year for Terms Expiring in 2004
Directors Whose Terms Expire in 2003
Directors Whose Terms Expire in 2002
Business Relationships with Directors
Meetings and Committees of the Board
Committee of Outside Directors
Executive Committee
Executive Compensation Committee
Audit Committee
Governance Committee

i

Director Compensation
Director Stock Option Plan
Director Stock Compensation Plan
Director Deferred Compensation Program
Stock Ownership
Directors and Executive Officers
Section 16(a) Beneficial Ownership Reporting Compliance
Ownership of More than 5% of Boise Cascade Stock
Audit Committee Report
Audit Committee Responsibilities
Financial Statement Recommendation
Nonaudit and Other Services
Leased Personnel
Executive Compensation Committee Report
Base Salary
Annual Variable Incentive Compensation
Stock Options
Other Compensation Plans
Stock Ownership Guidelines
Performance Graph
Compensation Tables
Stock Option Tables
Long-Term Incentive Plans Table
Other Benefit Plans
Deferred Compensation
Pension Plan
Supplemental Early Retirement Plan
Executive Officer Agreements
Deferred Compensation and Benefits Trust
Indemnification
Other Information
Shareholder Proposals for the 2002 Annual Meeting
Shareholder Nominations for Directors
Boise Cascade's Annual Report and Form 10-K

ii

 Boise Cascade Corporation

    Boise Cascade is a major distributor of office products and building materials and an integrated manufacturer and distributor of paper and wood products. We also own or control 2.3 million acres of timberland in the United States. We use third-party audits and an advisory council of independent experts in our Forest Stewardship Program to ensure the protection of wildlife, plants, soil, and air and water quality. The address of our corporate headquarters is 1111 West Jefferson Street, P.O. Box 50, Boise, Idaho 83728-0001, and our telephone number is (208) 384-6161. You can visit us on the Internet at www.bc.com.

 Annual Meeting Information

Proxy Statement

    This proxy statement summarizes information we must provide to you under the rules of the Securities and Exchange Commission (SEC). It is designed to assist you in voting your shares. We began mailing these proxy materials on or about March 6, 2001.

Voting

    Shareholders can vote by:

  •
  returning a completed proxy card by mail;

  •
  delivering a completed proxy card to the inspector of election prior to the annual meeting; or

  •
  completing a ballot and returning it to the inspector of election during the annual meeting.

    If you submit a properly executed proxy card, the individuals named on the card, as your proxies, will vote your shares in the manner you indicate. If you sign and return the card without indicating your instructions, your shares will be voted for the:

  •
  election of the five nominees to serve three-year terms on our board of directors;

  •
  appointment of Arthur Andersen LLP as our independent auditors for 2001;

  •
  amendment of the 1984 Key Executive Stock Option Plan; and

  •
  approval of the Key Executive Performance Unit Plan

    and against the shareholder proposals to:

  •
  declassify our board of directors; and

  •
  separate the position of chairman of the board and chief executive officer.

    You may revoke or change your proxy at any time prior to the vote at the annual meeting. To do so:

  •
  deliver a new proxy to the independent tabulator, Corporate Election Services, Inc.;

  •
  give us written notice of your change or revocation; or

  •
  attend the annual meeting and vote in person.

    Each share of Boise Cascade stock is entitled to one vote. As of February 26, 2001 (the record date for determining shareholders entitled to vote at the meeting), we had the following outstanding voting stock:

Type/Series of Stock	Number of Shares Outstanding

Common stock	57,340,481
Convertible preferred stock, Series D (ESOP)	4,649,507

Boise Cascade Employees Who Are Shareholders

    Employees participating in the Employee Stock Ownership Plan (ESOP) fund of our Savings and Supplemental Retirement Plan (SSRP) or in the company's common stock fund in one of our savings plans will receive one proxy for all their shares in these plans. ESOP participants may instruct the plan's trustee how to vote the shares allocated to their accounts, as well as a proportionate amount of unallocated and unvoted shares. Participants in the company's common stock fund may instruct the plans' trustee how to vote the shares allocated to their accounts. If you do not provide instructions, the plans provide that the trustee will vote your shares in the same proportion as shares for which other participants have provided voting instructions.

Confidential Voting Policy

    We have a confidential voting policy. Shareholders' votes on our proxy card will not be disclosed to us other than in limited situations. The tabulator will collect, tabulate, and retain all proxy cards and will forward any comments written on the proxy cards to management.

Votes Necessary for Action to be Taken

    A quorum is necessary to hold a valid meeting. A quorum will exist if a majority of the shareholders entitled to cast votes at the meeting are present in person or by proxy.

    The five nominees who receive the greatest number of votes at the annual meeting will be elected as directors. The appointment of Arthur Andersen LLP as our independent public accountants for 2001, approval of the 1984 Key Executive Stock Option Plan amendment, and approval of the Key Executive Performance Unit Plan require an affirmative vote of the majority of the votes cast on these matters.

    The shareholder proposal regarding declassifying our board of directors will be approved if the votes for the proposal exceed the votes against the proposal. Declassifying the board and reinstating an annual election of directors will not automatically occur if this proposal is approved. Eliminating board classification would require a formal amendment to our Certificate of Incorporation. Amendment of the Certificate of Incorporation requires approval by at least 80% of the outstanding shares entitled to vote.

    Approval of the shareholder proposal regarding separation of the position of chairman of the board and chief executive officer requires an affirmative vote of the majority of the votes cast on this matter. Separating the position of chairman of the board and chief executive officer will not automatically occur if this proposal is approved. Separation of this position would require a formal amendment to our Bylaws.

    Abstentions do not count as votes cast either for or against the directors, the independent public accountants, or any of the proposals. Broker nonvotes do not count as votes cast either for or against any of the proposals.

Proxy Solicitation

    We will pay the expenses of soliciting proxies. We retained D. F. King and Company Inc. to assist us in the distribution and solicitation of proxies. We will pay D. F. King a fee of $14,500, plus expenses, for these services. Proxies may also be solicited on our behalf by directors, officers, and other employees in person or by telephone or electronic transmission. We will not, however, specially compensate these persons for doing so.

 Items You May Vote On

1.  Election of Directors

    We have five nominees for election this year. Detailed information on each nominee is provided beginning on page 10. If a nominee is unavailable for election, either we will vote the proxies for another nominee recommended by the Governance Committee and nominated by the board of directors or the board may reduce the number of directors to be elected at the meeting.

Your board unanimously recommends a vote "FOR"
each of these nominees.

2.  Appointment of Independent Public Accountants

    Your board of directors, upon the recommendation of its Audit Committee, has appointed Arthur Andersen LLP to serve as our independent auditors for 2001, subject to shareholder approval. Arthur Andersen has served us in this capacity since 1956. Representatives of Arthur Andersen will be present at the annual meeting to answer questions. They will also have the opportunity to make a statement if they desire to do so.

    Audit services provided by Arthur Andersen during 2000 included an audit of the consolidated financial statements included in our Annual Report, audits of employee benefit plan financial statements, and a review of other filings with the SEC and other governmental agencies. For additional information regarding the services Arthur Andersen provided for us during the year, see the "Audit Committee Report" on page 19.

Your board unanimously recommends a vote "FOR" the approval
of Arthur Andersen LLP as our independent auditors for 2001.

3.  Amendment of 1984 Key Executive Stock Option Plan

    We ask you to consider and approve an amendment, adopted by the board of directors in February 2001, to our Key Executive Stock Option Plan ("KESOP"). This amendment, subject to your approval, increases the number of shares available under the plan by 3,400,000 shares.

History and Operation of the KESOP

    We use the KESOP to tie a portion of our key employees' total compensation directly to improvement in shareholder value. The KESOP also supports our ability to attract and retain highly qualified managers in key positions.

    Under the KESOP, the Executive Compensation Committee of the board of directors may grant options to key employees, including executive officers, to purchase shares of the company's common stock. Nonemployees are not eligible for grants under this plan. In 2000, 25 executive officers and 302 other key employees received option grants under the plan. There are 5,843,306 shares of our common stock that remain subject to options from prior grants. We have 476,892 shares currently available for future stock option grants under the plan.

    Options under the KESOP must be granted at the fair market value of the company's common stock on the date of grant. The plan does not permit "repricing" of previously granted options. No incentive stock options or tax offset bonuses have been granted under the plan. All previously granted stock appreciation rights were canceled effective May 1, 1991, and no stock appreciation rights have been granted since then.

    Employees exercising an option may pay the exercise price in the form of:

  •
  cash;

  •
  Boise Cascade stock that has a fair market value equal to the exercise price;

  •
  proceeds of a loan authorized by the Executive Compensation Committee; or

  •
  any combination of the above methods (including a "cashless" broker-assisted process).

    The board of directors may amend the KESOP at any time and may make adjustments to the KESOP and outstanding options, without shareholder approval, to reflect a stock split, stock dividend, recapitalization, merger, consolidation, or other corporate events. Shareholders, however, must approve amendments which:

  •
  change the number of shares subject to this plan;

  •
  change employee eligibility requirements;

  •
  change the method of pricing options on the grant date;

  •
  allow any member of the Executive Compensation Committee to receive an option;

  •
  change the manner of computing the amount to be paid through a stock appreciation right;

  •
  materially increase the cost of the KESOP to the company or the benefits to participants; or

  •
  extend the period for granting options or stock appreciation rights.

    Options may not be granted under the KESOP after July 24, 2004. The plan, however, will remain in effect until all stock subject to the plan has been purchased through the exercise of options granted under the plan.

Federal Income Tax Consequences

    Under current federal law, an employee granted a stock option under the KESOP has no income tax consequences at that time. If the employee exercises an option, then at that time he or she will realize ordinary income equal to the difference between the value of the common stock and the exercise price. In general, shares acquired by exercising an option have a basis equal to the market value of the stock on the date of exercise. When an employee exercises an option, the company is entitled to a federal income tax deduction in the same amount as the employee's realized income.

Proposed Plan Amendment

    This amendment increases the number of shares available under the plan by 3,400,000 shares.

    The board believes this amendment is essential to maintain our balanced and competitive total compensation program. Without this amendment, we would not have sufficient shares available under the plan to provide for continued option grants in 2001 and beyond, consistent with the purpose of the plan and our normal compensation practices. In order to maintain the continuity and consistency of the program, the board recommends amending the plan to authorize additional shares.

    This amendment will not be effective unless it is approved by our shareholders.

Additional Information

    As of February 26, 2001, the closing price of our common stock on the New York Stock Exchange was $32.11 per share. We cannot determine the number of options under the KESOP that will be granted in 2001 to specific officers, officers as a group, or nonofficer employees as a group. The plan, however, does not permit grants to any one individual, during the life of the plan, of options to purchase more than 15% of the total number of shares authorized for issuance under the plan. You can find more information regarding options granted and exercised under the KESOP on page 26 under "Stock Option Tables." The tables show the stock options granted under the KESOP to our employees and executive officers in 2000. These amounts would have been the same under the proposed amendment. A copy of the plan is on file with the Securities and Exchange Commission.

The Board of Directors Unanimously Recommends a Vote "FOR" the Approval
of the Amendment to the Key Executive Stock Option Plan.

4.  Approve Key Executive Performance Unit Plan

    We ask you to consider and approve the adoption of the Key Executive Performance Unit Plan ("KEPUP") so that Boise Cascade will be entitled to deduct, as compensation expense, amounts paid to executives under this plan.

Description of the Key Executive Performance Unit Plan

    The company relies on its long-term incentive compensation program to attract and retain the key executives essential for its continuing success. The program is also designed to incent performance that adds to long-term shareholder value. For a number of years, this long-term incentive compensation has been provided solely through stock options granted under the KESOP.

    We periodically review the program to assess whether it is continuing to promote these objectives. As a result of a review during 2000, the Executive Compensation Committee adopted the KEPUP in February 2001. It will reduce the amount of long-term compensation provided through the KESOP and add an element of long-term compensation which may be earned if the company's financial performance compares favorably to that achieved by our key business competitors. Our key business competitors, for this purpose, include all the companies which comprise the Standard & Poor's paper and forest products company index used for comparison purposes in our performance graph, plus several other companies chosen because they have comparable distribution businesses. The KEPUP is not intended to increase the total long-term incentive compensation paid to executives over time. It is intended to add incentives to achieve financial benchmarks that exceed the financial performance of these competitors and to encourage participants to remain in the company's service.

    Implementation of the KEPUP does not require shareholder approval. For us to be able to fully deduct compensation paid to our executive officers under the KEPUP, however, federal tax laws require that our shareholders approve the material features of the plan. A copy of the KEPUP is on file with the Securities and Exchange Commission.

    The KEPUP will help reduce the potential dilutive effect, over time, of our stock options and will help our compensation program be more competitive in the employment market. By using improvement in economic value added as the financial measure and comparing the company's financial performance against that of our key competitors, the new plan will continue to link the executive's long-term compensation with improvements in long-term shareholder value.

    Under the program, participants will be granted Performance Units. The value of each Performance Unit will be paid as additional cash compensation based on the company's financial performance over rolling three-year periods, measured by "economic value added," and compared to the financial performance of a key competitor group. "Economic value added" is determined by calculating our pretax operating profit and then subtracting a charge for the capital used to generate that profit. Unless the company meets at least minimum relative performance standards, the Performance Units will have no value. Each Performance Unit has a maximum potential value of $2.25. The number of Performance Units granted to each executive officer is based on a target value of $1.00 per unit, which will be earned if the company's three-year improvement in economic value added is better than half the competitor group's economic value added improvement.

    Actual payments under the program, if any, will vary from year to year, depending on our financial performance over each three-year period and how it compares with the competitor group's performance.

    We cannot determine the number of Performance Units that either will be granted in 2001 or would have been granted in 2000, if the KEPUP had been in effect, to specific officers or officers as a group. Under the plan, however, no executive officer may be granted more than 1,500,000 Performance Units in any one year.

    The value, if any, of the Performance Units to be granted in 2001 will be determined by the company's financial performance during the period 2001-2003 relative to the competitor group's financial performance during the same period, measured by improvement in economic value added.

    If the Performance Units granted under the plan have value at the end of the three-year period, participants may elect to defer receipt of all or a portion of the amount earned under the terms of our Key Executive Deferred Compensation Plan. These deferred amounts become unfunded general obligations of Boise Cascade. Deferred amounts are either credited with interest at a rate based on Moody's Corporate Bond Index or credited with Stock Units. A copy of the Key Executive Deferred Compensation Plan is also on file with the Securities Exchange Commission. In the event of a change in control, as defined in the plan, a trust will pay the previously deferred awards. For more information on this trust, see "Deferred Compensation and Benefits Trust" on page 32.

    The Executive Compensation Committee is responsible for overseeing the administration of the KEPUP. The committee may amend or terminate the plan at any time, but any amendment or termination may not adversely affect a participant's earned or accrued benefits.

Federal Income Tax Consequences

    Cash amounts received by executives under the KEPUP are subject to income taxation in the year received. Boise Cascade will be entitled to deduct, as compensation expense, amounts paid to executives under this plan if it is approved by shareholders.

The Board of Directors Unanimously Recommends a Vote "FOR" the Approval
of the Key Executive Performance Unit Plan.

5.  Shareholder Proposal Regarding Classified Board

    In October 2000, we received a shareholder proposal to declassify our board of directors.

Proposal

    Gail H. Rowe, c/o Morgan Stanley Dean Witter, 1087 West River Street, Suite 300, Boise, Idaho 83707, who owns 200 shares of Boise Cascade common stock, has given us notice that she intends to present the following proposal at the annual meeting.

  RESOLVED, that the stockholders of Boise Cascade Corp. urge the board to take the necessary steps to amend the Company's Bylaws, in compliance with applicable law, to reorganize itself into one class. The reorganization shall be done in a manner that does not affect the unexpired terms of directors previously elected.

Statement by Shareholder in Support of the Proposal

    Accountability by the board of directors is of paramount importance to shareholders. This proposal aims to eliminate the Company's so-called "classified board," whereby the directors are divided into three classes, each serving a three-year term. Under the current structure, shareholders can only vote on one-third of the board at any given time. By classifying itself, a board insulates its members from immediate challenge. Insularity may have made sense in the past (e.g., during the takeover frenzy of the 1980s). But now, we believe that insularity works primarily to hamper accountability. A classified board can prevent shareholders from mounting a successful opposition to the entire board, because only one-third of the directors are up for election in any given year. By way of contrast, a declassified board would stand for election in its entirety, every year. Many thoughtful investors believe that corporate governance procedures and practices, and the level of accountability they impose, are closely related to financial performance. It is intuitive that, when directors are accountable for their actions, they perform better. Boise Cascade's financial performance has disappointed. This resolution is intended to improve that performance through this structural reorganization of the board. If the board acts on our proposal, shareholders would have the opportunity to register their views at each annual meeting—on performance of the board as a whole, and of each director as an individual.

Statement by Directors in Opposition to the Proposal

    In 1985, the company's shareholders voted overwhelmingly to create a classified board. At that time, the board cited two primary benefits of a classified board structure:

  •
  First, a classified board would provide the assurance of continuity, stability, and knowledge in the business affairs and financial strategies of the company, because a majority of the directors would always have prior experience as directors of the company. This continuity of directors would ensure that the board had the necessary background and knowledge to handle these issues and others in a way that would best enhance shareholder value.

  •
  Second, with staggered elections, at least two annual shareholder meetings would be required to change control of the board of directors. This fact would enhance the board's ability to negotiate with a person or entity seeking to gain control of the company. This enhanced negotiating leverage would put the board in a better position to achieve higher shareholder value if a change in control situation were to arise.

    In 2000, a shareholder proposal by Dr. John Osborn to declassify the board received a majority of shareholder votes cast for and against the proposal (although less than a majority of all outstanding shares). An 80% affirmative vote of all outstanding shares would be required to amend the Certificate of Incorporation to eliminate the classified board provision.

    Since the shareholder vote of 2000, your board has once again considered the classified board structure. After lengthy and thoughtful consideration and discussion, the board has concluded that the classified board structure continues to be in the best interests of the company and its shareholders. The majority vote at the company's last annual meeting was given considerable weight in the board's discussion. Nevertheless, the board observed the current climate of rapid consolidation in our industry and the merger and takeover activity associated with that consolidation. Indeed, substantial consolidation activity has taken place since the 2000 annual meeting.

    Given the recent consolidation in the industry, the board noted that the classified structure is perhaps even more important now than it was at the time of its adoption 15 years ago. A classified structure provides the board with the ability to protect shareholder interests in the event of a change of control. This fact is exemplified by the recent proposed acquisition of Willamette by Weyerhaeuser. A November 14, 2000, Wall Street Journal article noted that Willamette's classified board structure gave Willamette additional time to negotiate with Weyerhaeuser for a higher price.

    The board believes that each of the company's directors is accountable to the company's shareholders, whether he or she is elected for a one-year term or for a three-year term. Board classification does not prevent shareholders from voting for or against directors when they are presented for election. Except for our chairman of the board, all of our directors are independent. Additionally, all of our directors have received high shareholder support: no nominee received less than 96% of the votes cast in the last five years. More frequent votes for each director are unnecessary.

    Your board understands that this issue continues to be important to many of the company's shareholders. In recognition of this interest in board structure and other governance issues, the board formed a Governance Committee in December 2000. The committee is made up entirely of independent directors and is charged with, among other things, reviewing corporate governance issues and addressing related shareholder concerns. The Governance Committee will continue to periodically review the classified board to evaluate whether such a structure continues to serve the best interests of the company and its shareholders.

The Board of Directors Unanimously Recommends a Vote "AGAINST"
the Proposal to Declassify Boise Cascade's Board.

6.  Shareholder Proposal Regarding Separation of Position of Chairman of the Board and Chief Executive Officer

    In November 2000, we received a shareholder proposal to separate the position of chairman of the board and chief executive officer.

Proposal

    John Osborn, M.D., 2421 W. Mission Avenue, Spokane, Washington 99201, who owns 105 shares of Boise Cascade common stock, has given us notice that he intends to present the following proposal at the annual meeting.

  RESOLVED: That shareholders urge the board to take the necessary steps to provide that two separate people hold the positions of Chair of the Board and Chief Executive Officer.

Statement by Shareholder in Support of the Proposal

    Under the present chair/CEO's tenure, (CEO since 1994, and chairman since 1995), the stock has performed poorly, significantly below the S&P 500, the Dow, and its peers.

    Any board must rely on its chair to help it filter information, and to present circumstances fairly so as to make important and sometimes difficult decisions. The present chair is a veteran of BC, well educated (Ph.D, various advanced Harvard business degrees), presumably persuasive in the board room.

    Board of directors, led by the chair, oversee management. Some view an insoluble conflict when the director is also the manager being overseen and many institutional investors support independent boards. Funds across the country support a separation of the positions of chair and CEO, from CalPERS to the state Treasurer of Connecticut and others.

    I urge to you support this measure.

Statement by Directors in Opposition to the Proposal

    Our company has a long tradition of an independent board consisting primarily of outsiders not employed by the company. All members of our board are independent, outside directors, except our chief executive officer, Mr. Harad. The chair of our Committee of Outside Directors, Mr. Shrontz, leads a meeting of this committee, which includes all outside directors, at least twice a year to review the company's strategy and performance outside the presence of Mr. Harad. The committee also has a formal process to review the CEO's performance against agreed-upon goals. In addition, the Audit, Executive Compensation, and Governance Committees are each composed solely of outside directors, providing extensive independent review.

    The board of directors is strengthened by the presence of Mr. Harad, who provides strategic, operational, and technical expertise and context for the matters considered by the board. Our board believes it needs to retain the ability to balance independent board structure with the flexibility to determine board leadership. The board believes this proposal is not in the best interest of the company or its shareholders.

The Board of Directors Unanimously Recommends a Vote "AGAINST"
the Proposal to Separate the Position of
Chairman of the Board and Chief Executive Officer.

7.  Other Matters to be Presented at the Meeting

    Management does not know of any other matters to be voted on at the meeting. If, however, other matters are presented for a vote at the meeting, the persons named on the enclosed proxy card will vote your properly executed proxy according to their judgment on those matters.

 Board of Directors

Structure

    Mr. Robert K. Jaedicke is retiring from the board in April because he reached our mandatory retirement age for directors. We thank Mr. Jaedicke for his many years of thoughtful counsel and loyal service to our board.

    Our board of directors, comprised of 14 persons after Mr. Jaedicke's retirement, is divided into three classes for purposes of election. Shareholders elect one class at each annual meeting to serve for a three-year term.

    Five directors are nominees for reelection in 2001, each to hold office until the annual meeting of shareholders in 2004.

    Our other directors are not up for election this year and will continue in office for the remainder of their terms or until they retire.

Directors Nominated This Year for Terms Expiring in 2004

Philip J. Carroll, 63, joined our board of directors in 1997. Since 1998, Mr. Carroll has been the chairman of the board and chief executive officer of Fluor Corporation, a global engineering, construction, maintenance, and diversified services company. He was the president and chief executive officer of Shell Oil Company from 1993 to 1998. Mr. Carroll is also a director of Vulcan Materials Company.

Claire S. Farley, 43, joined our board of directors in 2000. In 2001, Ms. Farley became the chief executive officer of Trade-Ranger Inc., a global Internet-based marketplace dedicated to buying and selling materials and services used by the energy industry. She was the chief executive officer of Intelligent Diagnostics, Inc., an Internet-based developer of artificial intelligence software used to diagnose medical conditions, from 1999 to 2000. Ms. Farley was a corporate officer for Texaco, Inc., from 1997 to 1999, having been with the company since 1981. In addition, Ms. Farley served as president of its Worldwide Exploration and New Ventures division from 1998 to 1999, as president of its Texaco North America Production from 1997 to 1998, and as chief executive officer of Hydro Texaco in Denmark from 1996 to 1997.

Rakesh Gangwal, 47, joined our board of directors in 1998. Since 1998, Mr. Gangwal has been the president and chief executive officer of US Airways Group, Inc., the parent corporation for US Airways' mainline jet and express divisions as well as several related companies. He also has been the president and chief executive officer of US Airways, Inc., the main operating arm of US Airways Group, since 1998. Mr. Gangwal was the president and chief operating officer of US Airways Group, Inc., and US Airways, Inc., from 1996 to 1998. He was the executive vice president, Planning and Development, of Air France from 1994 to 1996. Mr. Gangwal is also a director of US Airways Group, Inc., and US Airways, Inc.

Gary G. Michael, 60, joined our board of directors in 1997. Since 1991, Mr. Michael has been the chairman of the board and chief executive officer of Albertson's, Inc., a retail food and drug company. He is also a director of Questar Corporation and former chairman of the Federal Reserve Bank of San Francisco.

A. William Reynolds, 67, joined our board of directors in 1989. Since 1995, Mr. Reynolds has been the chief executive of Old Mill Group, a private investment firm. He was the chairman of the board and chief executive officer of GenCorp Inc., a diversified manufacturing and service company, from 1987 to 1995. Mr. Reynolds is also a director of Eaton Corporation and former chairman of the Federal Reserve Bank of Cleveland.

Directors Whose Terms Expire in 2003

Richard R. Goodmanson, 53, joined our board of directors in 2000. Also in 2000, he became an executive vice president and the chief operating officer of DuPont, a broadly diversified company and the largest chemicals producer in the U.S. He joined DuPont in 1999 as an executive vice president and co-chief operating officer. Mr. Goodmanson was the president and chief executive officer of America West Airlines from 1996 to 1999. He served as senior vice president of operations for Frito-Lay, Inc., from 1992 to 1996.

Edward E. Hagenlocker, 61, joined our board of directors in 1998. In 1998, he retired from Ford Motor Company, an automotive manufacturer, after serving as its vice-chairman from 1996 to 1998 and serving as the chairman of Visteon Automotive Systems, an automotive parts business and enterprise of Ford Motor Company, from 1997 to 1998. Mr. Hagenlocker was the president of Ford Automotive Operations from 1994 to 1996. He is also a director of Air Products and Chemicals, Inc., AmeriSource Corporation, and Nanophase Technologies Corporation.

George J. Harad, 56, is the company's chairman and CEO. He became a director and president of the company in 1991. He was elected chief executive officer of Boise Cascade in 1994 and became chairman of the board in 1995. Mr. Harad has been an executive officer of the company since 1982.

Donald S. Macdonald, 69, joined our board for the second time in 1996. He was originally elected in 1978 but resigned in 1986. In 2000, Mr. Macdonald became a senior advisor to UBS Bunting Warburg, a business group of UBS AG, one of the leading global financial services firms. He was of counsel to the Toronto law firm of McCarthy Tétrault from 1991 until his retirement in 2000. In addition, Mr. Macdonald has served as a member of the Canadian House of Commons, chairman of the Royal Commission on the Economic Union and Development Prospects for Canada, and Canadian High Commissioner to Great Britain and Northern Ireland. Mr. Macdonald is a director of Aber Diamond Corporation, Alberta Energy Company Limited, Boltons Capital Corporation, Sun Life Financial Services of Canada Inc., TransCanada Pipelines Limited; and several private companies.

Jane E. Shaw, 62, joined our board of directors in 1994. Since 1998, Dr. Shaw has been the chairman of the board and chief executive officer of AeroGen, Inc., a company specializing in the development of pulmonary drug delivery systems. She founded The Stable Network, a biopharmaceutical consulting firm, in 1995 and has worked as a consultant in the biopharmaceutical industry since that time. Dr. Shaw was the president and chief operating officer of ALZA Corporation, a pharmaceutical company, from 1987 to 1994. She is also a director of Intel Corporation, IntraBiotics Pharmaceuticals, Inc., and McKesson HBOC, Inc.

Directors Whose Terms Expire in 2002

Francesca Ruiz de Luzuriaga, 46, joined our board of directors in 1998. From 1999 to 2000, Ms. Luzuriaga served as the chief operating officer of Mattel Interactive, a business unit of Mattel, Inc., one of the major toy manufacturers in the world. Prior to holding this position, she served Mattel as its executive vice president, worldwide business planning and resources, from 1997 to 1999 and as its chief financial officer from 1995 to 1997. Since leaving Mattel, Ms. Luzuriaga has been working as an independent business development consultant.

Frank A. Shrontz, 69, joined our board of directors in 1989. He is chairman emeritus of The Boeing Company, an aerospace company. Mr. Shrontz was the chairman of the board and chief executive officer of The Boeing Company from 1988 until his retirement in 1997. He is also a director of Chevron Corporation and Minnesota Mining & Manufacturing Co.

Carolyn M. Ticknor, 53, joined our board of directors in 2000. Ms. Ticknor was a vice president of Hewlett-Packard Company, a global provider of computing, printing, and imaging products and services, from 1995 until her retirement in early 2001. She was also the president of HP's Imaging and Printing Systems from 1999 until her retirement, and had served as the president or general manager of LaserJet Solutions since 1994. Ms. Ticknor is also a director of Stamps.com.

Ward W. Woods, Jr., 58, joined our board of directors in 1992. He was president and chief executive officer of Bessemer Securities, LLC, a privately held investment company, from 1989 until his retirement in 1999. Mr. Woods is a member, through wholly owned corporations, of the general partner of Bessemer Holdings, L.P., and affiliated investment partnerships. He is also a special partner of Bessemer Holdings & Co. Mr. Woods is a director of Bessemer Securities, LLC, Contour Energy Co., and several private companies.

Business Relationships with Directors

    Donald S. Macdonald was of counsel to the law firm of McCarthy Tétrault, located in Toronto, Ontario, Canada, until he retired from this position on March 1, 2000. We and some of our affiliates occasionally used McCarthy Tétrault's services in 2000 to advise us on Canadian legal matters. We expect to do the same in 2001. We retain this firm independent of Mr. Macdonald's service on our board of directors, and Mr. Macdonald derived no financial benefit from our use of McCarthy Tétrault.

 Meetings and Committees of the Board

    During 2000, our board of directors met seven times. In addition to meetings of the full board, directors also attended meetings of board committees. All the directors, except Mr. Carroll, attended at least 75% of the meetings of the board and the committees on which they served. Overall, our directors had an attendance rate of 90%.

The Board of Directors and Committee Membership

Director	Committee of Outside Directors		Executive Committee		Executive Compensation Committee		Audit Committee		Governance Committee

Philip J. Carroll	X				X		X
Claire S. Farley	X				X		X
Rakesh Gangwal	X						X		X
Richard R. Goodmanson	X						X		X
Edward E. Hagenlocker	X				X				X
George J. Harad			X	(1)
Robert K. Jaedicke(2)	X						X
Donald S. Macdonald	X		X				X	(1)
Gary G. Michael	X				X		X
A. William Reynolds	X		X		X	(1)
Francesca Ruiz de Luzuriaga	X				X		X
Jane E. Shaw	X		X						X	(1)
Frank A. Shrontz	X	(1)	X						X
Carolyn M. Ticknor	X				X				X
Ward W. Woods, Jr.	X				X		X
2000 Meetings	2		1		5		3		3

(1)
Committee chair.

(2)
Mr. Jaedicke is retiring from the board in April 2001.

Committee of Outside Directors

    The Committee of Outside Directors reviews the performance of the chief executive officer against his individual and corporate goals and strategies. It also reviews the performance and processes of the board of directors and evaluates the communication among the board, management, and shareholders. The committee meets at least twice each year without Mr. Harad (our only management director) present.

Executive Committee

    In the absence of a full meeting of the board, the Executive Committee can exercise most of the powers and authority of the full board to manage our business and affairs.

Executive Compensation Committee

    The Executive Compensation Committee is comprised entirely of independent directors. It approves all executive officer compensation, including salaries, incentives, stock options, stock grants, and all plans providing benefits to our executive officers. The committee also periodically reviews business and staff organizations to ensure that capable personnel are available to implement the company's business strategies. For additional information regarding the Executive

Compensation Committee and its functions and responsibilities, see the "Executive Compensation Committee Report" on page 21.

Audit Committee

    The Audit Committee, in keeping with its charter, is comprised entirely of independent directors. It provides independent, objective oversight of the company's accounting functions and internal controls and ensures the objectivity of our financial statements. For additional information regarding the Audit Committee and its functions and responsibilities, see the "Audit Committee Report" on page 19.

Governance Committee

    The Governance Committee (formerly the Nominating Committee), comprised entirely of independent directors, is responsible for reviewing and recommending to the board:

  •
  candidates for nomination;

  •
  director compensation;

  •
  responses to shareholder proposals;

  •
  board and committee structure; and

  •
  corporate governance policies, practices, and procedures.

    The board of directors has established qualifications for directors, including the ability to apply good and independent judgment in a business situation and the ability to represent the interests of all our shareholders and constituencies. A director also must be free from any conflicts of interest that would interfere with his or her loyalty to our shareholders and us. In evaluating board candidates, the committee considers these qualifications as well as several other factors, including but not limited to:

  •
  demonstrated maturity and experience;

  •
  geographic balance;

  •
  expertise in business areas relevant to Boise Cascade;

  •
  background as an educator in business, economics, or the sciences; and

  •
  diversity of background, with particular consideration to female and minority candidates.

 Director Compensation

    Our current board members, except Mr. Harad (a salaried employee of Boise Cascade), receive compensation for board service. In 2000, that compensation included:

Annual Retainer:	$40,000
Annual Committee Chair Stipend:	$6,500
Attendance Fees:	$1,500 for each board meeting
$1,000 for each committee meeting
Expenses related to attendance
Annual Stock Options:	2,000

Director Stock Option Plan

    Through our shareholder-approved Director Stock Option Plan, each nonemployee director receives an annual stock option grant. The options are exercisable one year after the grant date, and they expire the earlier of (a) three years after the director's retirement, resignation, death, or termination as a director or (b) ten years after the grant date. Individuals who are directors on January 1, or who are appointed between January 1 and July 31, receive a grant on July 31. Directors appointed between August 1 and December 31 receive a grant when they join our board.

    In 2000, each nonemployee director was granted an option to purchase 2,000 shares of our common stock at a price equal to the stock's closing market price on the grant date.

Director Stock Compensation Plan

    Through our shareholder-approved Director Stock Compensation Plan, nonemployee directors can elect to receive part or all of their retainers and meeting fees in stock options rather than cash. Under the plan, the directors must specify by December 31 of each year how much of their retainer and meeting fees for the following year they wish to receive in the form of stock options.

    Options are granted to participating directors at the end of each calendar year, equal in value to the cash compensation that the participating directors would otherwise have received. The number of option shares granted to a participating director is based on the amount of compensation he or she elected to have paid in options and the market value of our common stock on July 31 of each year. The options have an exercise price of $2.50 per share, can be exercised six months after the date of grant, and expire three years after the director's resignation, retirement, or termination as director. Ten of the 14 eligible directors participated in this plan in 2000, and nine directors have elected to participate in the plan in 2001.

Director Deferred Compensation Program

    Our directors' deferred compensation program allows each nonemployee director to defer all or a portion of his or her cash compensation.

    Under this program, nonemployee directors may defer from a minimum of $5,000 to a maximum of 100% of their cash compensation in a calendar year. For deferrals prior to 1988, interest is imputed on the deferred amount at a monthly rate equal to Moody's Composite Average of Yields on Corporate Bonds plus four percentage points. For deferrals from 1988 to the present, interest is imputed at a rate equal to 130% of Moody's Composite Average of Yields on Corporate Bonds. A minimum death benefit is also provided based on pre-1995 deferrals. We have purchased corporate-owned life insurance policies to help offset the expense of this program. In the event of a change in control of the company, as defined in the plans, a trust will pay our obligations under these plans. For more information on this trust, see "Deferred Compensation and Benefits Trust" on page 32.

    As of December 31, 2000, nine directors participated in the deferred compensation program.

 Stock Ownership

Directors and Executive Officers

    The directors, nominees for director, and executive officers furnished the following information to us regarding the shares of our common stock that they beneficially owned on December 31, 2000.

Ownership of Boise Cascade Corporation Stock

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class

Directors(1)
Philip J. Carroll	11,627		*
Claire S. Farley	2,982		*
Rakesh Gangwal	6,388		*
Richard R. Goodmanson	2,471		*
Edward E. Hagenlocker	7,563		*
George J. Harad	993,738	(2)	1.57%
Robert K. Jaedicke	9,496		*
Donald S. Macdonald	9,222		*
Gary G. Michael	10,053		*
A. William Reynolds	30,217		*
Francesca Ruiz de Luzuriaga	8,091		*
Jane E. Shaw	14,376		*
Frank A. Shrontz	12,000		*
Carolyn M. Ticknor	2,000		*
Ward W. Woods, Jr.	33,635		*
Other Named Executives(2)
Christopher C. Milliken	63,571		*
N. David Spence	201,510		*
Theodore Crumley	260,709		*
John W. Holleran	211,104		*
A. Ben Groce	166,445		*
All directors, nominees for director, and executive officers as a group (1)(2)(3)	3,206,804		5.06%
*Less than 1% of class

(1)
Beneficial ownership for the directors includes all shares held of record or in street name, plus options granted but unexercised under the Director Stock Compensation Plan ("DSCP") and Director Stock Option Plan ("DSOP"), described on page 15 under "Director Compensation." The number of shares subject to options under the DSCP included in the beneficial ownership table is as follows: Ms. Farley, 982 shares; Ms. Ruiz de Luzuriaga, 2,091 shares; Ms. Shaw, 5,376 shares; and Messrs. Carroll, 5,127 shares; Gangwal, 1,388 shares; Goodmanson, 471 shares; Hagenlocker, 2,563 shares; Macdonald, 22 shares; Michael, 1,208 shares; Reynolds, 11,217 shares; Woods, 14,635 shares; and directors as a group, 45,080 shares. The number of shares subject to options under the DSOP included in the beneficial ownership table is as follows: Ms. Farley, 2,000 shares; Ms. Ruiz de Luzuriaga, 5,000 shares; Ms. Shaw, 9,000 shares; Ms. Ticknor, 2,000 shares; and Messrs. Carroll, 6,500 shares; Gangwal, 5,000 shares; Goodmanson, 2,000 shares; Hagenlocker, 5,000 shares; Jaedicke, 9,000 shares; Macdonald, 8,000 shares; Michael, 6,500 shares; Reynolds, 9,000 shares; Shrontz, 9,000 shares; Woods, 9,000 shares; and directors as a group, 87,000 shares.

(2)
The beneficial ownership for these executive officers includes all shares held of record or in street name, plus options granted but unexercised under the KESOP, described on page 26 under "Stock Option Tables;" interests in shares of common stock held in the Boise Cascade Common Stock Fund by the trustee of the company's Savings and Supplemental Retirement Plan ("SSRP"), a defined contribution plan qualified under Section 401(a) of the Internal Revenue Code; and deferred stock units held under the Key Executive Performance Plan for Executive Officers and the 1995 Executive Officer Deferred Compensation Plan. The following table indicates the nature of each executive's stock ownership and also shows the number of shares of convertible preferred stock, Series D, held in the Employee Stock Ownership Plan ("ESOP") fund of the SSRP which are not included in the beneficial ownership table.

	Common Shares Owned	Unexercised Option Shares	Deferred Stock Units	SSRP (Common Stock)	ESOP (Preferred Stock)
George J. Harad	3,511	970,800	11,170	8,257	697
Christopher C. Milliken	4,600	52,033	0	6,938	1,047
N. David Spence	2,038	193,100	6,372	0	0
Theodore Crumley	1,247	235,300	3,958	20,204	663
John W. Holleran	74	202,800	7,078	1,152	1,033
A. Ben Groce	1,147	161,300	3,950	48	283
All executive officers as a group	15,353	2,896,442	56,029	78,858	20,239
(3)
Our executive officers (individually or as a group) do not own more than 1% of the company's Series D Preferred Stock (ESOP).

Section 16(a) Beneficial Ownership Reporting Compliance

    Section 16(a) of the Securities Exchange Act of 1934 requires our directors and reporting executive officers, and any person who owns more than 10% of a registered class of our equity securities, to file reports of holdings and transactions in Boise Cascade shares with the SEC and the New York Stock Exchange. Based on our records and other information, we believe that in 2000 our directors and reporting officers met all applicable SEC filing requirements.

Ownership of More than 5% of Boise Cascade Stock

    As of December 31, 2000, the table below describes each person or entity that we know to be the beneficial owner of more than 5% of any class of our voting securities.

	Voting Power		Investment Power		Total Amount of Beneficial Ownership		Percent of Class
Name and Address of Beneficial Owner
	Sole	Shared	Sole	Shared

Common Stock, $2.50 Par Value
Dodge & Cox One Sansome St. 35th Floor San Francisco, CA 94104	3,856,327	33,800	4,166,216	0	4,166,216		7.3%
Joint filing by Forstmann- Leff Associates, LLC; FLA Asset Management, LLC; FLA Advisers L.L.C.; and Forstmann-Leff International, LLC 590 Madison Avenue New York, NY 10022	1,746,399	5,453,875	2,277,632	6,309,750	8,587,382		15.0%
Franklin Mutual Advisers, LLC 51 John F. Kennedy Parkway Short Hills, NJ 07078	3,110,285	0	3,110,285	0	3,110,285		5.4%
Jennison Associates LLC 466 Lexington Avenue New York, NY 10017	3,461,300	0	0	3,634,600	3,634,600	(1)	6.34%
Morgan Stanley Dean Witter & Co. 1585 Broadway New York, NY 10036	0	2,711,588	0	3,040,768	3,040,768		5.32%
The Prudential Insurance Company of America 751 Broad Street Newark, NJ 07102	308,392	3,336,493	308,392	3,540,458	3,848,850	(1)	6.71%
Common Stock, $2.50 Par Value, and Common Stock Equivalents
State Street Bank and Trust Company 225 Franklin St. Boston, MA 02110	964,041	6,210,236	1,111,243	5,276,626	6,387,869	(2)	10.5%
Convertible Preferred Stock, Series D
State Street Bank and Trust Company, as Trustee for the Boise Cascade Corporation Employee Stock Ownership Plan (ESOP) 225 Franklin St. Boston, MA 02110	0	4,688,030	0	4,688,030	4,688,030	(3)	100%

(1)
According to the Schedule 13G filed by Jennison Associates LLC on February 14, 2001, "The Prudential Insurance Company of America indirectly controls Jennison through its indirect ownership of Jennison. As a result, Prudential may be deemed to have the power to exercise or to direct the exercise of such voting and/or dispositive power that Jennison may have with respect to the Issuer's Common Stock held by the Managed Portfolios. Jennison does not file jointly with Prudential, as such, shares of the Issuer's Common Stock reported on Jennison's 13G may be included in the shares reported on the 13G filed by Prudential."

(2)
State Street Bank and Trust Company, as trustee for three of the company's defined contribution plans and for the Employee Stock Ownership Plan ("ESOP") fund of the Savings and Supplemental Retirement Plan, reported on a Schedule 13G that it was the beneficial owner of 6,387,869 shares of the company's common stock. This represents 2,620,709 shares of the company's common stock and 4,688,030 shares of the company's Convertible Preferred Stock, Series D (held by the ESOP). The shares of preferred stock held by the ESOP are convertible into approximately 3,767,160 shares of common stock (using a conversion ratio of 1 share of preferred stock = .80357 common shares). Included in the reported shares were 1,509,466 shares of Boise Cascade common stock held by State Street as trustee for the company's defined contribution plans (approximately 23.63% of the total shares held). These shares represent approximately 2.5% of the company's common stock outstanding as of December 31, 2000. The trustee, subject to participants' instructions, has voting and investment authority for the shares held in the company's plans and for the ESOP shares. State Street Bank and Trust Company has sole voting power for 964,041 shares and sole investment power for 1,111,243 shares not held as trustee for the company's benefit plans.

(3)
The shares of preferred stock held by the ESOP represent approximately 7.6% of the company's voting securities outstanding as of December 31, 2000. For further information regarding the Series D preferred stock, see footnote (2) above.

 Audit Committee Report

    The Audit Committee of the board of directors is responsible for independent, objective oversight of the company's accounting functions and internal controls. It is comprised entirely of independent directors as required by the New York Stock Exchange listing standards and by its written charter, attached to this Proxy Statement as Appendix A.

    The Audit Committee, formed in 1969, has had a charter since 1973. The committee periodically reviews and updates that charter based on changes in its responsibilities. In 2000, the Audit Committee updated its charter to reflect the new standards set out in the SEC's regulations and in the New York Stock Exchange's listing standards. These changes reflected increased specificity in its charter rather than changes in the committee's overall practices.

Audit Committee Responsibilities

    The Audit Committee's responsibilities include recommending to the board an independent certified public accounting firm as the company's independent auditor. The committee, with management, internal audit personnel, and/or the independent auditors, also evaluates and reviews the company's:

  •
  financial statements, reports, and other financial information;

  •
  systems of internal controls regarding finance, accounting, legal compliance, and business standards established by management and the board; and

  •
  auditing, accounting, and financial reporting processes in general.

The committee is also responsible for reviewing the scope of audit and nonaudit services provided by the independent auditor and any significant related party transactions between the company and any officer, director, or principal shareholder not otherwise considered by the board.

Financial Statement Recommendation

    The Audit Committee is responsible for recommending to the board that the company's audited financial statements be included in its Annual Report on Form 10-K. The committee took a number of steps in making this recommendation for 2000, including discussing with Arthur Andersen LLP, Boise Cascade's independent auditor, the:

  •
  applicable auditing standards, including information regarding the scope and results of the audit, as required by the Statement on Auditing Standards No. 61; and

  •
  auditor's independence, including receipt of a letter from Arthur Andersen regarding its independence, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

As the final step to this procedure, the Audit Committee reviewed and discussed with Arthur Andersen and Boise Cascade's management the company's audited consolidated balance sheets at December 31, 2000 and 1999, and its audited consolidated statements of income, cash flows, and stockholders' equity for the three years ended December 31, 2000.

    Based on the discussions with the company's management regarding the audited financial statements and Arthur Andersen regarding its audit, independence, and financial statement review, the Audit Committee recommended to the board that these financial statements be included in Boise Cascade's 2000 Annual Report on Form 10-K.

Nonaudit and Other Services

    In addition to its audit services for the annual financial statements, Arthur Andersen provides Boise Cascade with nonaudit and other services (such as foreign statutory reporting; audits of the company's employee benefit plans; various advisory and consulting services, including tax consultation and compliance services; acquisition due diligence and consulting; and technical research and consultation). The committee reviews and discusses the scope of these additional services with Arthur Andersen. Based on this review, the committee believes that Arthur Andersen's provision of its nonaudit services is compatible with maintaining its independence.

    The following table sets out the various fees paid by the company to Arthur Andersen for its services.

Annual Fees for 2000

Description	Amount

Audit Fees(1)	$1,411,000
Financial Information Systems Design and Implementation Fees(2)	0
All Other Fees(3)	1,215,000

(1)
Professional audit services, including Arthur Andersen's audit of the company's annual financial statements for 2000 and its review of the financial statements included in the company's Forms 10-Q.

(2)
Boise Cascade did not retain Arthur Andersen's services in 2000 for the design and implementation of any of its financial information systems.

(3)
All nonaudit and other services (such as foreign statutory reporting; audits of the company's employee benefit plans; various advisory and consulting services, including tax consultation and compliance services; acquisition due diligence and consulting; and technical research and consultation).

Leased Personnel

    Arthur Andersen's full-time, permanent employees conducted the audit of the company's 2000 financial statements. Leased personnel were not employed with respect to this audit engagement.

    This report is respectfully submitted by the members of the Audit Committee of the Board of Directors:

  Donald S. Macdonald, Chairman
  Philip J. Carroll
  Claire S. Farley
  Rakesh Gangwal
  Richard R. Goodmanson
  Robert K. Jaedicke
  Gary G. Michael
  Francesca Ruiz de Luzuriaga
  Ward W. Woods, Jr.

 Executive Compensation Committee Report

    The Executive Compensation Committee of the board of directors approves the individual salaries and compensation programs for executive officers. The following report explains the basis for the committee's compensation decisions during 2000.

    The company's salary policy provides for compensation at competitive levels for all employees. Our executive compensation program is designed to:

  •
  attract, motivate, reward, and retain the broad-based management talent critical to achieving the company's business goals;

  •
  link a portion of each executive officer's compensation to the performance of both the company and the individual executive officer; and

  •
  encourage ownership of company common stock by executive officers.

    To ensure that compensation levels remain competitive, the company and committee analyze information on executive compensation practices from a wide variety of sources. Compensation practices and data throughout general industry and at paper and forest products companies are analyzed. The committee also assesses compensation practices and data from a representative peer group of companies designed by our consultants. This peer group's compensation practices were only nominally different than the compensation practices of the paper and forest products companies.

    In addition, the company and committee used information regarding executive compensation programs provided by human resource consulting firms, including Hewitt Associates, Management Compensation Group, and Stern Stewart & Co.

    In 2000, the company's executive compensation program had four principal components:

  •
  base salary;

  •
  annual variable incentive compensation;

  •
  stock options; and

  •
  other compensation plans.

During 2000, the cash-based annual variable (at-risk) incentive component linked executive compensation directly to the company's financial performance, and the stock option component tied executive compensation to growth in its stock value.

    The company's compensation plans reflect the committee's intent that the compensation paid to executive officers will qualify for federal income tax deduction by the company. Executive compensation decisions, however, necessarily involve some subjective judgment. The committee reserves the authority to make compensation payments that may not be deductible under federal tax law.

Base Salary

    A salary guideline is established for each salaried position in the company, including each executive officer position. The midpoint of each salary guideline approximates the average salary, adjusted for company size (in sales), of equivalent positions at the peer group companies. Annual base salary is designed to compensate executives for their level of responsibility and sustained individual performance. In weighing these factors, the committee must make inherently subjective judgments.

    Each year, the committee reviews the criteria discussed above and establishes the chief executive officer's base salary. The chief executive officer's performance is formally reviewed against a written performance plan. In 2000, the committee set Mr. Harad's base salary at $900,012 per year, reflecting his 30 years of experience with the company and the performance of his responsibilities as chief executive and chief operating officer.

Annual Variable Incentive Compensation

    The committee establishes objective performance criteria for the variable incentive compensation program. This program applies to all of the company's salaried employees. The committee oversees administration of the plan covering executive officers.

    The criteria for the program specify percentages of the participants' compensation to be paid as additional cash compensation based on improvements in the company's "economic value added." Economic value added is determined by calculating the company's operating profit and then subtracting a pretax charge for the capital used to generate that profit. For the company, studies indicate that increases in economic value added have a high positive correlation to increases in shareholder value over time.

    The committee establishes target payouts for each participating position using the average bonus targets, adjusted for company size (in sales), of equivalent positions at the peer group companies. In 2000, the target payout for the chief executive officer was 70% of his base salary. The committee, beginning in program year 2001, revised this target to 100%, thereby placing a greater portion of Mr. Harad's cash compensation at risk. The actual payout under the plan varies from year to year depending on the company's annual financial performance. Target payout amounts for executive officers and other plan participants also vary, depending on competitive compensation practices.

    Under the 2000 program, Mr. Harad received a payment equal to 13.38% of his base salary, as reported in the Summary Compensation Table on page 25. The Summary Compensation Table reflects amounts paid under this variable incentive program.

Stock Options

    The purpose of the stock option plan is to further align management's interests with the company's long-term performance and, therefore, the long-term interests of the shareholders. The committee grants stock options to executive officers and other key managers. It administers this plan and generally grants stock options to plan participants each year. Stock options were granted under this plan in 2000. Since the exercise price of all grants represents the fair market value of the common stock when granted, the options have no value unless the common stock price exceeds the exercise price of the options.

    The committee determines the number of stock options to grant by:

  •
  analyzing peer group companies' competitive compensation;

  •
  considering consultants' recommendations; and

  •
  taking each individual's salary guideline and responsibilities into account.

The committee may also consider the number and exercise price of options granted to an individual in the past, as well as individual performance throughout the year. Corporate or business unit measures are not used to determine the size of individual option grants.

    The stock option plan limits the number of shares issued to any individual over the life of the plan to 15% of the total number of shares authorized by shareholders for issuance under the plan.

This provision reflects the committee's view that the plan is intended to provide long-term incentive compensation to a broad spectrum of the company's management.

    During 2000, Mr. Harad was granted options to purchase 263,900 shares of the company's common stock. In determining the number of shares to include in Mr. Harad's grant, the committee considered:

  •
  the value of stock option grants made to chairpersons and chief executive officers of the peer group companies;

  •
  the size of grants offered to the company's other executive officers; and

  •
  the number and exercise price of shares previously granted to Mr. Harad.

    As described on page 5, the committee approved the addition of the Key Executive Performance Unit Plan to the company's long-term incentive program, beginning in 2001.

Other Compensation Plans

    The company's executive officers receive additional compensation in the form of payments, allocations, or accruals under various other compensation and benefit plans. The plans are described more fully in the footnotes to the Summary Compensation Table and on page 29 under "Other Benefit Plans." Each of these plans is an integral part of the company's compensation program.

Stock Ownership Guidelines

    In 1999, the committee established stock ownership guidelines for executive officers. These guidelines are intended to increase the officers' equity stake in the company and more closely align their interests with those of our shareholders. These voluntary guidelines provide that, over time:

  •
  the chief executive officer should acquire and maintain stock ownership equal to three times his base salary;

  •
  the senior vice presidents should acquire and maintain stock ownership equal to twice their base salary; and

  •
  the vice presidents should acquire and maintain stock ownership equal to their base salary.

    All of our executive officers either meet or have made significant progress toward meeting the stock ownership guidelines.

    This report is respectfully submitted by the members of the Executive Compensation Committee of the Board of Directors:

  A. William Reynolds, Chairman
  Philip J. Carroll
  Claire S. Farley
  Edward E. Hagenlocker
  Gary G. Michael
  Francesca Ruiz de Luzuriaga
  Carolyn M. Ticknor
  Ward W. Woods, Jr.

 Performance Graph

    The following graph compares the five-year cumulative total return (assuming dividend reinvestment) for the Standard & Poor's 500 index, the Standard & Poor's paper and forest products company index, and Boise Cascade.

 Compensation Tables

    The following tables present compensation information for our chief executive officer and the five next most highly compensated executive officers.

Summary Compensation Table

		Annual Compensation				Long-Term Compensation Awards
Other Annual Compensation ($) (3)
Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)			Securities Underlying Options/SARs (#) (4)	All Other Compensation ($) (5)

George J. Harad, Chairman and Chief Executive Officer	2000 1999 1998	$875,010 800,004 791,628	$120,422 732,564 751,284	$	— — 1,891	263,900 162,300 102,800	$147,487 123,522 98,029
Christopher C. Milliken, Senior Vice President, Boise Cascade Office Products	2000 1999 1998	480,006 435,000 371,250	189,514 236,295 202,722		— — —	52,033 0 0	47,668 32,997 26,050
N. David Spence, Senior Vice President, Paper Division*	2000 1999 1998	293,778 342,000 338,502	31,386 246,069 206,465		— — 3,054	40,000 32,700 23,100	107,044 56,235 50,421
Theodore Crumley, Senior Vice President and Chief Financial Officer	2000 1999 1998	369,958 338,669 328,503	42,080 250,386 200,431		— — —	61,000 50,400 28,700	58,333 51,726 45,470
John W. Holleran, Senior Vice President, Human Resources, and General Counsel	2000 1999 1998	330,300 290,938 274,206	37,241 222,757 167,592		— — 159	44,500 45,100 23,100	50,741 41,675 34,800
A. Ben Groce, Senior Vice President and General Manager, Paper Division	2000 1999 1998	282,348 253,308 250,308	34,716 182,255 152,922		— — —	39,100 23,700 16,300	56,866 51,540 42,190
*David Spence, our beloved colleague and friend, passed away in October 2000.

(1)
Includes amounts deferred under the company's SSRP and Executive Officer Deferred Compensation Plans.

(2)
Payments, if any, under the company's variable incentive compensation program. See "Annual Variable Incentive Compensation" on page 22. In addition, the amount reported for Mr. Milliken in 2000 includes $120,750 earned under the Boise Cascade Office Products Corporation (BCOP) Key Executive Retention and Incentive Plan which was adopted by the company in connection with its repurchase of BCOP's outstanding minority interest.

(3)
The amounts shown in this column reflect the amount of federal income tax incurred by the named executive and paid by the company relating to various executive officer benefits. The cost incurred by the company during these years for various other perquisites provided to each of the named executive officers is not included in this column, because the amount did not exceed the lesser of $50,000 or 10% of the executive's compensation during each year.

(4)
Grants under the company's Key Executive Stock Option Plan. During 1998 and 1999, Mr. Milliken was granted options under BCOP's Key Executive Stock Option Plan to purchase 90,000 shares and 118,000 shares, respectively, of BCOP's common stock. Any options not exercised prior to completion of the company's repurchase of BCOP's outstanding minority interest were canceled.

(5)
Amounts disclosed in this column include $50,811 paid for earned but unused vacation for Mr. Spence and the following:

Name	Year	Company Matching Contributions to the Executive Officer Deferred Compensation or SSRP Plans ($)(*)	Accruals of Above-Market Interest on Executive Officer Deferred Compensation Plans Balances ($)	Company Allocations to the Employee Stock Ownership Plan ($)	Company-Paid Portion of Executive Officer Life Insurance Programs ($)

George J. Harad	2000 1999 1998	$68,490 65,154 59,347	$49,754 35,299 25,762	$0 500 800	$29,243 22,569 12,120
Christopher C. Milliken	2000 1999 1998	21,489 18,961 13,773	21,483 10,588 8,072	0 0 0	4,696 3,448 4,205
N. David Spence	2000 1999 1998	23,176 23,036 21,422	21,801 20,796 14,668	0 395 592	11,256 12,008 13,739
Theodore Crumley	2000 1999 1998	26,360 22,642 20,782	20,755 15,474 10,600	0 500 800	11,218 13,110 13,288
John W. Holleran	2000 1999 1998	23,641 19,258 17,316	17,762 13,430 9,126	0 500 780	9,338 8,487 7,578
A. Ben Groce	2000 1999 1998	19,740 17,126 15,814	30,956 23,712 16,692	0 473 716	6,170 10,229 8,968

  (*)
  The company's Executive Officer Deferred Compensation Plans are unfunded plans. Under these plans, executive officers may irrevocably elect to defer receipt of a portion (6% to 20%) of their base salary until termination of employment or beyond. Amounts deferred through December 31, 2000, are generally credited with imputed interest at a rate equal to 130% of Moody's Composite Average of Yields on Corporate Bonds or, under the company's 1995 Executive Officer Deferred Compensation Plan, with either imputed interest or stock units. Each stock unit is equal in value to one share of the company's common stock. The company makes an additional contribution to each participant's stock unit account equal to 25% of the participant's contribution. Amounts reflected in this column do not include the company's contribution to the listed officers' stock unit accounts. Company contributions are set out in the Long-Term Incentive Plans table on page 28. The company's SSRP is a profit-sharing plan qualified under Section 401(a) of the Internal Revenue Code which contains a cash or deferred arrangement meeting the requirements of Section 401(k) of the Code.

Stock Option Tables

    This table details the 2000 option grants under our Key Executive Stock Option Plan ("KESOP") to the six executives named in the Summary Compensation Table, as well as to all executive officers as a group and nonofficer employees as a group.

Option/SAR Grants in 2000

	Individual Grants					Grant Date Value
Name	Number of Securities Underlying Options/SARs Granted (#)	Percent of Total Options/ SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)(1)	Expiration Date		Grant Date Present Value(2) ($)

George J. Harad	138,900 125,000	7.95 7.16%	$27.50 24.75	7/28/10 9/28/10		$1,072,308 841,250
Christopher C. Milliken	47,133 4,900	2.70 0.28	27.50 24.75	7/28/10 9/28/10		363,867 32,977
N. David Spence	29,000 11,000	1.66 0.63	27.50 24.75	7/28/10 9/28/10		223,880 74,030
Theodore Crumley	37,500 23,500	2.15 1.35	27.50 24.75	7/28/10 9/28/10		289,500 158,155
John W. Holleran	37,500 7,000	2.15 0.40	27.50 24.75	7/28/10 9/28/10		289,500 47,110
A. Ben Groce	24,100 15,000	1.38 0.86	27.50 24.75	7/28/10 9/28/10		155,172 100,950
Executive officers as a group	832,242	47.64	26.77	7/28/10 9/28/10	-	6,208,376
Nonofficer employees as a group	914,571	52.36	27.61	4/21/10 7/28/10	-	7,097,226

(1)
Under the KESOP, the exercise price must be the fair market value at the date of grant. Options granted under this plan during 2000 were fully vested when granted. Except under limited circumstances, however, the options are not exercisable until one year after the date of the grant. Under the plan, no options may be granted after July 24, 2004. The exercise price of options granted to executive officers as a group and nonofficer employees as a group is the weighted average of options granted during 2000.

(2)
"Grant Date Present Value" has been calculated using the Black-Scholes model of option valuation, with assumptions of: (a) a risk-free interest rate of 6%, (b) expected stock price volatility of 30%, (c) expected option term of 4.2 years, and (d) expected dividends of $0.60/share. Based on this model, the calculated values of the options on July 27, 2000, and September 27, 2000 (grant dates), are $7.72 and $6.73 per share granted. This value does not necessarily represent the amount an option holder may ultimately realize upon exercise of an option.

    The following table sets forth the shares acquired and gross value (without adjustment for personal income taxes and fees, if any) realized by the top six executives when they exercised their stock options during 2000 and also states the year-end gross value of unexercised stock options held by these executives.

Aggregate Option/SAR Exercises for 2000 and 2000 Option/SAR Values

Name	Shares Acquired Upon Exercise	Value Realized (1)	Number of Securities Underlying Unexercised Options/SARs at 12/31/00 (#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options/SARs at 12/31/00 ($) Exercisable/ Unexercisable (2)

George J. Harad	36,600	$172,364	706,900/263,900	$3,009,200/1,960,138
Christopher C. Milliken	146,400	548,725	0/ 52,033	0/ 332,177
N. David Spence	16,000	57,826	153,100/ 40,000	499,913/ 275,250
Theodore Crumley	15,000	52,425	174,300/ 61,000	509,363/ 438,250
John W. Holleran	2,900	11,238	158,300/ 44,500	562,625/ 291,813
A. Ben Groce	0	0	122,200/ 39,100	544,175/ 280,738

(1)
The "value realized" represents the difference between the option's exercise price and the value of the company's common stock at the time of exercise. For Mr. Milliken, this figure represents the value realized on the exercise of BCOP stock options in conjunction with the completion of the company's repurchase of BCOP's outstanding minority interest.

(2)
This column indicates the aggregate amount, if any, by which the common stock share price on December 29, 2000, $33.625, exceeded the options' exercise price.

Long-Term Incentive Plans Table

    This table details the stock units contributed by the company during 2000 under our 1995 Executive Officer Deferred Compensation Plan ("DCP") and Key Executive Performance Plan ("KEPP") to the six executives named in the Summary Compensation Table. The company's contribution is equal to 25% of each participant's contribution to the stock unit account in the plans. Each stock unit is equal in value to the market value of one share of the company's common stock. Stock units accumulate "dividends" similar to normal stock ownership. These dividends are included in the figures set out in this table.

Long-Term Incentive Plans—Awards in 2000

Name	Number of Units—DCP (1)	Number of Units—KEPP (2)	Performance Period Until Maturation (3)

George J. Harad	490	0	2000-2004
Christopher C. Milliken	0	0	2000-2004
N. David Spence	730	0	2000-2004
Theodore Crumley	482	0	2000-2004
John W. Holleran	858	0	2000-2004
A. Ben Groce	480	0	2000-2004

(1)
The company's DCP is an unfunded plan pursuant to which executive officers may irrevocably elect to defer receipt of a portion (6% to 20%) of their base salary until termination of employment or beyond. Amounts deferred through December 31, 2000, are credited either with (a) interest at a rate equal to 130% of Moody's Composite Average of Yields on Corporate Bonds or (b) stock units.

(2)
The company's KEPP is an unfunded variable compensation plan pursuant to which executive officers may irrevocably elect to defer all or a portion of any payout. Deferred amounts are credited either with (a) interest at the prime rate offered by the Bank of America NT & SA each January 1 or (b) stock units.

(3)
These stock units vest 20% per year over a five-year period. They may be paid out (in shares of company common stock) only after a participant's employment with the company has ended.

 Other Benefit Plans

Deferred Compensation

    Under our 1982 Executive Officer Deferred Compensation Plan, executive officers elected before January 1, 1987, could defer between 6% and 10% of their total compensation earned during a period of four years. In addition, each participant could elect to have an amount up to 3.6% of his or her compensation imputed to deferrals under the plan in lieu of matching contributions to the Savings and Supplemental Retirement Plan ("SSRP"). This plan is not funded, and its cost is largely offset by participant salary deferrals.

    The benefit payable to each participant under this plan upon retirement at age 65 is determined by the amount of salary deferred, any amount we have contributed, and the number of years to normal retirement age at the time of contribution. We pay the benefits in equal monthly installments up to 15 years. Participants may also elect to receive their accrued balance in a lump sum, but they will incur a 10% penalty and will be suspended from making contributions to any of our deferred compensation plans for a period of 12 months.

    The following table outlines the contributions and benefits under this plan for Mr. Harad as of December 31, 2000.

Name	Projected Years of Service Upon Attainment of Age 65	Participant's Total Contribution	Annual Benefit at Age 65

George J. Harad	38	$87,225	$118,120

Pension Plan

    The estimated annual benefits payable upon retirement at age 65 under this plan for specified high-five-year average remuneration and years-of-service classifications are set out in the following table.

Pension Plan Table

	Years of Service
Remuneration	15	20	25	30	35	40

$300,000	$56,250	$75,000	$93,750	$112,500	$131,250	$150,000
400,000	75,000	100,000	125,000	150,000	175,000	200,000
500,000	93,750	125,000	156,250	187,500	218,750	250,000
600,000	112,500	150,000	187,500	225,000	262,500	300,000
700,000	131,250	175,000	218,750	262,500	306,250	350,000
800,000	150,000	200,000	250,000	300,000	350,000	400,000
900,000	168,750	225,000	281,250	337,500	393,750	450,000
1,000,000	187,500	250,000	312,500	375,000	437,500	500,000
1,200,000	225,000	300,000	375,000	450,000	525,000	600,000
1,400,000	262,500	350,000	437,500	525,000	612,500	700,000
1,600,000	300,000	400,000	500,000	600,000	700,000	800,000

    The pension plan entitles each vested employee, including executive officers, to receive a pension benefit at normal retirement equal to 1 1/4% of the average of the highest five consecutive years of compensation (as defined in the plan) out of the last ten years of employment, multiplied by the employee's years of service.

    Under the plan, "compensation" is the employee's base salary plus any amounts earned under the company's variable incentive compensation programs (only "Salary" and "Bonus" from the Summary Compensation Table). As of December 31, 2000, the average of the highest five consecutive years of compensation for 1991 through 2000 and the years of service for the named executives are as follows:

Name	Compensation	Years of Service

George J. Harad	$1,403,912	30
Christopher C. Milliken	521,225	23
N. David Spence	512,299	24
Theodore Crumley	514,414	30
John W. Holleran	425,757	22
A. Ben Groce	394,096	21

    As shown in the Pension Plan Table above, benefits are computed on a straight-life annuity basis and are not offset by social security or other retirement-type benefits. An employee is 100% vested in his or her pension benefit after five years of service, except for breaks in service. If an employee is entitled to a greater benefit under the plan's formula than the Internal Revenue Code allows for tax-qualified plans, the excess benefits will be paid from the company's general assets under the unfunded Supplemental Pension Plan. The Supplemental Pension Plan will also provide payments to the extent that participation in these deferred compensation plans has the effect of reducing an individual's pension benefit under the qualified plan.

    In the event of a change in control (as defined in the plan), the plan restricts our ability or our successor's ability to recoup surplus plan assets, if any exist. In general, after a change in control, the participants and beneficiaries will receive the plan's surplus assets, if any, on a pro rata basis if the plan is terminated, merged or consolidated with another plan, or the assets are transferred to another plan. After a change in control, a majority (in both number and interest) of plan participants and beneficiaries must consent to amend this provision.

Supplemental Early Retirement Plan

    The Supplemental Early Retirement Plan applies to executive officers:

  •
  55 years old or older;

  •
  who have ten or more years of service;

  •
  who have served as an executive officer for at least five full years; and

  •
  who retire before age 65.

Eligible officers receive an early retirement benefit prior to age 65 equal to the benefit calculated under the Pension Plan for Salaried Employees without reduction due to the officer's early retirement.

Executive Officer Agreements

    Our executive officers have agreements that formalize their severance benefits if the executive officer is terminated after a change in control of the company (as defined in the agreement). The agreements provide severance benefits and protect other benefits that the officers have already earned or reasonably expect to receive under our employee benefit plans. The officer will receive the benefits provided under the agreement if, after a change in control, the officer's employment is terminated other than for cause or disability (as defined in the agreement) or if the officer terminates employment after actions (as specified in the agreement) that adversely affect the officer are taken.

Under the agreement, the officer must remain employed with us for six months following the first potential change in control.

    These agreements help ensure that we will have the benefit of these officers' services without distraction in the face of a potential change in control. The board of directors believes that the agreements are in the best interests of our shareholders and the company.

    The benefits under the agreements include:

  •
  the officer's salary through the termination date;

  •
  severance pay equal to three times the officer's annual base salary and target incentive pay, less any severance pay that the officer receives under the Severance Pay Policy for Executive Officers, which is currently the amount of the officer's annual base salary;

  •
  vacation pay according to our Vacation Policy;

  •
  any earned but unpaid bonus under the Key Executive Performance Plan (or any substitute plan) for the year preceding termination;

  •
  an award under the Key Executive Performance Plan (or any substitute plan) equal to the greater of:

  (a)
  the officer's target award prorated through the month in which the officer is terminated; or

  (b)
  the actual award through the end of the month prior to termination based upon the award criteria for the applicable plan, prorated through the month in which the officer is terminated;

  •
  benefits under the Supplemental Early Retirement Plan; and

  •
  additional retirement and other employee benefits.

The agreements provide four additional benefits. First, we will maintain for up to one year all employee benefit plans and programs in which the officer was entitled to participate immediately prior to termination or we will substitute similar arrangements. Second, we will maintain our participation in the Split-Dollar Life Insurance Plan until the officer's insurance policy under that plan is fully paid. Third, we will pay legal fees and expenses that the officer incurs to enforce his or her rights or benefits under the agreement. Fourth, we will increase the officer's total payments under the agreement to cover any excise taxes imposed by the Internal Revenue Service as a result of such payments.

    The estimated amount of payments and other benefits (not including legal fees, if any) each named executive officer would receive under the agreement based on 2000 compensation figures (in excess of the benefits to which the officer is entitled without the agreement) is:

• George J. Harad	$6,613,512
• Christopher C. Milliken	2,769,446
• N. David Spence	1,814,784
• Theodore Crumley	2,329,595
• John W. Holleran	2,442,999
• A. Ben Groce	1,841,309

(Payments which would be made subsequent to the termination date have been discounted as of December 31, 2000, at a rate of 6.95%, according to the requirements of Section 280G of the Internal Revenue Code.) Actual payments made under the agreements at any future date would vary, depending in part upon what the executive has accrued under the variable compensation plans and benefit plans and upon the market price of our common stock.

    Each agreement is effective until December 31, 2003. The agreements are automatically extended each January 1 for a new three-year period, unless we notify the officers by September 30 of the preceding year that we do not wish to extend the agreements.

Deferred Compensation and Benefits Trust

    The company has established a deferred compensation and benefits trust. This trust is intended to ensure that participants and beneficiaries under our nonqualified and unfunded deferred compensation plans and the executive officer agreements will receive the benefits they have earned in the event of a change in control of the company (as defined in the plans and the agreements). The trust will not increase the benefits to which any individual participant is entitled under the covered plans and agreements. If a potential change in control occurs, the trust will be revocably funded. If an actual change in control occurs, the trust will be irrevocably funded and will pay benefits to participants in accordance with the plans and agreements. The trustee will receive fees and expenses either from us or from the trust assets. If the company becomes bankrupt or insolvent, the trust assets will be accessible to the claims of the company's creditors.

Indemnification

    To the extent that Delaware law permits, we will indemnify our directors and officers against liabilities they incur in connection with actual or threatened proceedings to which they are or may become parties and which arise from their status as directors and officers. We insure, within stated limits, the directors and officers against these liabilities. The aggregate premium on the insurance policies for 2000 was $662,200.

 Other Information

Shareholder Proposals for the 2002 Annual Meeting

    If you wish to submit a proposal to be included in our 2002 proxy statement, we must receive it no later than November 6, 2001.

    All other proposals to be presented at the meeting must be delivered to our corporate secretary, in writing, no later than January 20, 2002. According to our bylaws, your notice must include:

  •
  a brief description of the business you wish to bring before the meeting and the reasons for conducting the business at the meeting;

  •
  your name and address;

  •
  the class and number of shares of our stock which you beneficially own; and

  •
  any material interest you have in the business to be brought before the meeting.

    The chairperson of the meeting may disregard any business not properly brought before the meeting according to our bylaws.

Shareholder Nominations for Directors

    If you wish to suggest a nominee for the Governance Committee's consideration, write to Karen E. Gowland, vice president and corporate secretary, 1111 West Jefferson Street, P.O. Box 50, Boise, Idaho 83728-0001. You should describe in detail your proposed nominee's qualifications and other relevant biographical information and indicate whether the proposed nominee is willing to accept nomination.

    The Governance Committee will consider director nominees from shareholders for election at the annual shareholders meeting if our corporate secretary receives a written nomination not less than 30 days or more than 60 days in advance of the meeting. According to our bylaws, your notice of nomination must include:

  •
  your name and address;

  •
  each nominee's name, age, and address;

  •
  each nominee's principal occupation or employment;

  •
  the number of shares of our stock which the nominee beneficially owns;

  •
  the number of shares of our stock which you beneficially own;

  •
  any other information that must be disclosed about nominees in proxy solicitations under Regulation 14A of the Securities Exchange Act of 1934; and

  •
  each nominee's executed consent to serve as our director if elected.

    The chairperson of the meeting may disregard any nomination not made in accordance with the above procedures.

Boise Cascade's Annual Report and Form 10-K

    We are mailing you our 2000 Annual Report with this proxy statement. We will file our Form 10-K with the SEC in March. Copies of the 2000 Annual Report to Shareholders and Annual Report on Form 10-K can be obtained at no charge from our Corporate Communications Department, 1111 West Jefferson Street, P.O. Box 50, Boise, Idaho 83728-0001, 208/384-7990, or through our Internet home page at www.bc.com. Our financial statements are also on file with the SEC and with the New York Stock Exchange. You can obtain copies of these statements through the Securities and Exchange Commission's web site at www.sec.gov.

    We request that you promptly sign, date, and return the enclosed proxy so that it will be available for use at the meeting.

                      Karen E. Gowland
                       Vice President
                      and Corporate Secretary

March 6, 2001

 APPENDIX A
Audit Committee Charter

RESOLVED THAT:

1.
Pursuant to Section 23 of the Corporation's Bylaws, there is hereby established an Audit Committee (the "Committee") of this Board of Directors consisting of at least five members. Each member shall meet the following requirements:

a.
he or she is not an officer or employee of the Corporation;

b.
he or she has no relationship to the Corporation that may interfere with the exercise of independence from management and the Corporation;

c.
he or she is financially literate or becomes financially literate within a reasonable time following appointment to the Committee; and

d.
he or she has received adequate orientation to assure understanding of the business environment in which the Corporation operates.

  In addition, at least one member of the Committee will have accounting or related financial management expertise.

2.
The primary purpose of the Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation; the Corporation's systems of internal controls regarding finance, accounting, legal compliance, and business standards that management and the Board have established; the scope of audit and nonaudit services provided by the independent auditor; and the Corporation's auditing, accounting, and financial reporting processes generally. In carrying out these responsibilities, the Committee shall perform the following functions:

a.
Nominate for shareholder approval each year, review, and, where appropriate, replace a firm of independent certified public accountants as the Corporation's independent auditor. The independent auditor is ultimately accountable to the Committee and the Board;

b.
Review with management and the independent auditor the audited annual financial statements to be included in the Corporation's Annual Report on Form 10-K, recommend to the Board whether the audited annual financial statements should be included in the Annual Report on Form 10-K, and review and consider with the independent auditor the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61, as amended;

c.
Engage the independent auditor to review interim financial statements to be included in quarterly reports on Form 10-Q in accordance with SAS No. 71. At the independent auditor's request and before the Form 10-Q is filed, if possible, discuss with the auditor, as a whole or through the Committee chairperson, any matters that may have affected the quality of the Corporation's financial reporting, including significant events, transactions, and changes in accounting estimates;

d.
Each year, request from the independent auditor a formal written statement describing all relationships between the auditor and the Corporation, discuss with the auditor all disclosed relationships and their impact on the auditor's independence, and recommend that the Board take appropriate action in response to the auditor's report to satisfy itself of the auditor's independence; and

A-1

  e.
  Discuss with management and the independent auditor the quality and adequacy of the Corporation's internal controls.

3.
In discharging its oversight responsibilities, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Corporation and to retain outside counsel, auditors, or other experts for this purpose.

4.
Except for proposals considered by the Board, the Committee shall be responsible for reviewing any significant related party transaction (e.g., loans, sales, purchases, leases, stock purchases, ownership in subsidiaries) between the Corporation and any officer, director, or principal shareholder to determine if the transaction should be entered into, continued, or eliminated.

5.
While the Committee has the oversight responsibilities and the powers set forth in this resolution, it is not the Committee's duty to plan or conduct audits or to determine that the Corporation's financial statements are complete, accurate, or in accordance with generally accepted accounting principles. Nor is it the Committee's duty to conduct investigations to assure compliance with laws, regulations, or the Corporation's Standards of Business Conduct Policy. Management is responsible for these duties. The independent auditor is responsible for providing a report expressing its opinion regarding the Corporation's financial statements based on an audit conducted in accordance with U.S. generally accepted auditing standards.

6.
The Committee shall review this resolution annually and shall recommend any changes to the Board.

7.
The Committee shall meet at least twice each year, shall keep minutes and any other appropriate records of all its proceedings, and shall report on matters discussed and actions taken at the next meeting of the Board.

8.
This is a standing resolution and will remain in effect until duly modified or rescinded. It shall supersede all prior resolutions of the Board or its committees with respect to the Audit Committee of this Board of Directors.

A-2

This Notice and Proxy Statement is printed on recycled-content
ASPEN™ Lightweight Opaque paper produced by
Boise Cascade's papermakers at its St. Helens, Oregon, mill.
This paper is made with no less than 10% postconsumer fiber.

PROXY	Boise Cascade Corporation • 1111 W. Jefferson Street (83702), P.O. Box 50, Boise, Idaho 83728-0001 Annual Meeting of Shareholders, April 19, 2001

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The shareholder signing this card appoints George J. Harad, John W. Holleran, and Karen E. Gowland as proxies, each with the power to appoint a substitute. They are directed to vote all the shareholder's Boise Cascade Corporation stock held on February 26, 2001, at the company's annual meeting to be held on April 19, 2001, and at any adjournment of that meeting. They are also given discretionary authority to vote on any other matters that may properly be presented at the meeting.

The Board of Directors recommends a vote FOR all nominees listed below, FOR proposals 2 through 4, and AGAINST proposals 5 and 6.

1.	Election of Directors: Philip J. Carroll Claire S. Farley Rakesh Gangwal Gary G. Michael A. William Reynolds
	/ / FOR all nominees	/ / WITHHOLD	WITHHOLD AUTHORITY for the following nominee(s) only:
	(except as you may	AUTHORITY
	indicate otherwise)	for all nominees
2.	Appointment of Arthur Andersen LLP as independent accountants for 2001.	/ /FOR	/ /AGAINST	/ /ABSTAIN
3.	Approve amendment to the 1984 Key Executive Stock Option Plan.	/ /FOR	/ /AGAINST	/ /ABSTAIN
4.	Approve Key Executive Performance Unit Plan.	/ /FOR	/ /AGAINST	/ /ABSTAIN
5.	Shareholder proposal regarding classified board.	/ /FOR	/ /AGAINST	/ / ABSTAIN
6.	Shareholder proposal regarding separation of position of chairman of the board and chief executive officer.	/ /FOR	/ /AGAINST	/ /ABSTAIN

This proxy will be voted according to your instructions. If you sign and return the card but do not vote on these matters, then the nominees and proposals 2 through 4 will receive FOR votes and proposals 5 and 6 will receive AGAINST votes.

This card provides voting authority for all beneficial holdings of Boise Cascade Corporation shares.

Please sign exactly as your name appears below and date this card. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, give full title as such. When signing as a corporation, sign in full corporate name by an authorized officer. When signing as a partnership, sign in partnership name by an authorized person.

Signature of Shareholder	Date
Signature of Shareholder	Date

Forward this card to D. F. King (solicitor) or to Corporate Election Services (independent tabulator),
P.O. Box 1150, Pittsburgh, PA 15230

Boise Cascade Corporation

Dear Shareholder:

The Boise Cascade Corporation annual meeting of shareholders will be held at the Powerhouse Event Center, 621 South 17th Street, in Boise, Idaho, at noon, Mountain daylight time, April 19, 2001. Shareholders of record on February 26, 2001, are entitled to vote by proxy, before or at the meeting.

The proxy card attached to the bottom of this page is for your use in designating proxies (for shareholders of record, including those holding shares in the Dividend Reinvestment Plan) and providing voting instructions (for Boise Cascade employee savings plan participants). As "named fiduciaries," participants in the Boise Cascade Corporation stock funds of the employee savings plans are entitled to provide voting instructions to the Trustee, using this card, for allocated shares and a portion of any unvoted or unallocated shares in the savings plan fund(s) in which they participate.

Corporate Election Services, Inc., an independent tabulator, will receive and tabulate individual proxy/voting instruction cards.

Please indicate your voting preferences on the card, sign and date the card, and return it to the independent tabulator in the envelope provided. Your votes are confidential.

                      Thank you.

(fold and tear along perforation)

PROXY AND VOTING INSTRUCTION CARD	Boise Cascade Corporation Annual Meeting of Shareholders April 19, 2001

THIS PROXY AND THESE INSTRUCTIONS ARE SOLICITED ON BEHALF
OF THE BOARD OF DIRECTORS.

The shareholder signing this card appoints George J. Harad, John W. Holleran, and Karen E. Gowland as proxies, each with the power to appoint a substitute. They are directed to vote (as indicated on the reverse side of this card) all the shareholder's Boise Cascade Corporation stock held on February 26, 2001, at the company's annual meeting to be held on April 19, 2001, and at any adjournment of that meeting. They are also given discretionary authority to vote on any other matters that may properly be presented at the meeting. If the shareholder is a current or former company employee, this card also provides voting instructions to the Trustee for shares held in any Boise Cascade Corporation employee savings plans.

This proxy will be voted according to your instructions. If you sign and return the card but do not vote on these matters, then the nominees and proposals 2 through 4 will receive FOR votes and proposals 5 and 6 will receive AGAINST votes.

Forward this card to Corporate Election Services,
P.O. Box 1150, Pittsburgh, PA 15230

PROXY AND VOTING INSTRUCTION CARD	Boise Cascade Corporation Annual Meeting of Shareholders April 19, 2001

The Board of Directors recommends a vote FOR all nominees listed below,
FOR proposals 2 through 4, and AGAINST proposals 5 and 6.

1.	Election of Directors: Philip J. Carroll Claire S. Farley Rakesh Gangwal Gary G. Michael A. William Reynolds
	/ / FOR all nominees	/ / WITHHOLD	WITHHOLD AUTHORITY for the following nominee(s) only:
	(except as you may	AUTHORITY
	indicate otherwise)	for all nominees
2.	Appointment of Arthur Andersen LLP as independent accountants for 2001.	/ /FOR	/ /AGAINST	/ /ABSTAIN
3.	Approve amendment to the 1984 Key Executive Stock Option Plan.	/ /FOR	/ /AGAINST	/ /ABSTAIN
4.	Approve Key Executive Performance Unit Plan.	/ /FOR	/ /AGAINST	/ /ABSTAIN
5.	Shareholder proposal regarding classified board.	/ /FOR	/ /AGAINST	/ / ABSTAIN
6.	Shareholder proposal regarding separation of position of chairman of the board and chief executive officer.	/ /FOR	/ /AGAINST	/ /ABSTAIN
Signature of Shareholder	Date	Signature of Shareholder	Date

You must sign as your name appears in the account registration printed on the reverse side of this card.

ANNUAL MEETING OF SHAREHOLDERS, APRIL 19, 2001

PROXY FOR THE
CONVERTIBLE PREFERRED STOCK, SERIES D

BOISE CASCADE CORPORATION	•	1111 W. Jefferson Street P.O. Box 50 Boise, Idaho 83728-0001

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The trustee signing this card appoints George J. Harad, John W. Holleran, and Karen E. Gowland as proxies, each with the power to appoint a substitute. They are directed to vote all the shares of Boise Cascade Corporation stock held of record by the trustee on February 26, 2001, at the company's annual meeting to be held on April 19, 2001, and at any adjournment of that meeting. They are also given discretionary authority to vote on any other matters that may properly be presented at the meeting.

The Board of Directors recommends a vote FOR all nominees listed below, FOR proposals 2 through 4, and AGAINST proposals 5 and 6.

1.	Election of Directors:	Philip J. Carroll Claire S. Farley Rakesh Gangwal	Gary G. Michael A. William Reynolds
		FOR	WITHHOLD
Philip J. Carroll
Claire S. Farley
Rakesh Gangwal
Gary G. Michael
A. William Reynolds
2.	Appointment of Arthur Andersen LLP as independent accountants for 2001.
	SHARES FOR:	SHARES AGAINST:	SHARES ABSTAINING:

3.	Approve amendment to the 1984 Key Executive Stock Option Plan.
	SHARES FOR:	SHARES AGAINST:	SHARES ABSTAINING:

4.	Approve Key Executive Performance Unit Plan.
	SHARES FOR:	SHARES AGAINST:	SHARES ABSTAINING:

5.	Shareholder proposal regarding classified board.
	SHARES FOR:	SHARES AGAINST:	SHARES ABSTAINING:

6.	Shareholder proposal regarding separation of position of chairman of the board and chief executive officer.
	SHARES FOR:	SHARES AGAINST:	SHARES ABSTAINING:

This proxy will be voted according to your instructions. If you sign and return this proxy but do not vote on these matters, then the nominees and proposals 2 through 4 will receive FOR votes and proposals 5 and 6 will receive AGAINST votes. You, as trustee, must sign and return this proxy for the Plan shares to be counted.

This proxy provides voting authority for all holdings of Boise Cascade Corporation Convertible Preferred Stock, Series D (ESOP).

Please sign exactly as your name appears below, including your full title as trustee.

STATE STREET BANK AND TRUST COMPANY, as trustee for the Boise Cascade Corporation Savings and Supplemental Retirement Plan and Employee Stock Ownership Plan.	Shares

Date: April  , 2001

Signature of Trustee

Forward this card to Corporate Election Services,
P.O. Box 1150, Pittsburgh, PA 15230-9954